UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Presstek, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held June 7, 2007 at 11:00 A.M.
PROXY STATEMENT
OUTSTANDING STOCK AND VOTING RIGHTS

PRESSTEK, INC.
55 Executive Drive
Hudson, New Hampshire 03051
April 30, 2007
Dear Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Thursday, June 7, 2007, from 11:00 A.M. to 12:00 o’clock noon, local time, at the Beekman Suite of the Waldorf Astoria, 301 Park Avenue, New York, New York, 10022. The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, we urge you to complete, sign, date and return your proxy card in the envelope provided. You may also complete a proxy by telephone or via the Internet in accordance with the instructions listed on the proxy card. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place South, 8th Floor, New York, NY 10004.

Your vote is very important, and we will appreciate a prompt return of your proxy by mail, telephone or the Internet. We hope to see you at the meeting.

Cordially,

Edward J. Marino
President and
Chief Executive Officer

Jeffrey A. Cook
Senior Vice President and
Chief Financial Officer

PRESSTEK, INC.
55 Executive Drive, Hudson, New Hampshire 03051
Telephone: (603) 595-7000
Fax: (603) 595-2602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 7, 2007 at 11:00 A.M.

To the Stockholders of PRESSTEK, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the “Company” or “Presstek”) will be held on Thursday, June 7, 2007, from 11:00 A.M to 12:00 o’clock noon, local time, at the Beekman Suite of the Waldorf Astoria, 301 Park Avenue, New York, New York, 10022, to consider and to vote upon the following proposals:

1.	To elect eight (8) Directors to serve until the next annual meeting of stockholders;

2.	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 17, 2007, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment or postponement thereof.

By order of the Board of Directors,

Edward J. Marino
President and Chief Executive Officer

Jeffrey A. Cook
Senior Vice President and
Chief Financial Officer
April 30, 2007

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOU MAY ALSO COMPLETE A PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO EXERCISE AS SET FORTH HEREIN, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PRESSTEK, INC.

 PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, June 7, 2007

This proxy statement is being furnished to holders of common stock, $.01 par value per share (the “Common Stock”) of Presstek, Inc. , a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the annual meeting of the Company's stockholders to be held on Thursday, June 7, 2007, from 11:00 A.M. to 12 o’clock noon, local time, and at any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is to be held at the Beekman Suite of the Waldorf Astoria, 301 Park Avenue, New York, New York, 10022. The Company's Annual Report on Form 10-K, containing audited consolidated financial statements for the fiscal year ended December 30, 2006, is being mailed contemporaneously with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 30, 2007.

Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, the Company's stockholders will be asked to vote on the matters listed in the accompanying notice of Annual Meeting, namely:

1.  the election of eight directors;
2.  to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2007; and
3.  to transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

Representatives of KPMG LLP, the Company's independent registered public accounting firm, will also be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

Q:	Who is entitled to vote?
A:

Stockholders as of the close of business on the record date, April 17, 2007, are entitled to vote their shares of the Company's common stock. Each outstanding share of common stock is entitled to one vote. At the close of business on the record date, there were 35,696,768 shares of the Company's common stock outstanding. The Company has no other voting securities issued and outstanding. Proxies in the accompanying form, properly executed and returned to the management of the Company by mail, telephone or the Internet, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice of revocation of the proxy delivered to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

Q:	How many shares must be present to hold the meeting?
A:

A quorum must be present at the meeting for business to be conducted. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock as of the Record Date, is necessary to establish a quorum for the transaction of business at the Annual Meeting.

Q:	What if a quorum is not present at the meeting?
A:

If a quorum is not present at the time of the meeting, the stockholders who are represented may adjourn the meeting until such time as a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q:	How do I vote?
A:	You may vote in any of three ways:

*    You may vote by mail if you complete, sign and date the accompanying proxy card and return it in the prepaid envelope. Your shares will be voted confidentially and in accordance with your instructions;

* You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and

*    You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person. At the meeting, the Company will also distribute written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in "street name" who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:	How many votes does it take to approve the items to be voted upon?
A:

Directors are elected by a plurality of votes. This means that, assuming a quorum is present at the meeting, director nominees will be elected if the nominees receive the greatest number of affirmative votes cast for the election of directors. All other matters at the meeting will be decided by the affirmative vote of the majority cast by the shareholders present in person or represented by proxy and entitled to vote at the Annual Meeting.

Q:	Can I revoke my proxy before it is exercised?
A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by using any of the following methods:
* by signing another proxy with a later date;
* by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote; or
* if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.
Attendance at the meeting will not automatically revoke a previously granted proxy.
Q:	Who will count the votes?
A:	The Company will designate the Inspector(s) of Elections at the Annual Meeting.
Q:	How will different types of votes be counted?
A.
Votes will be counted and certified by the Inspector(s) of Election. In accordance with Delaware General Corporation Law, abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the votes for the matters presented at the Annual Meeting. The proxies received by the management of the Company will be voted in accordance with the instructions contained therein. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted FOR the matter in question.

Q:	Who is Soliciting my proxy?
A.
This solicitation is being offered by the Company, who will bear all costs of soliciting proxies. The Company may request its officers and regular employees to solicit stockholders in person, by mail, e-mail, telephone, telegraph and through the use of other forms of electronic communication. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and regular employees may also be made of some stockholders in person or by mail, e-mail, telephone, telegraph or through the use of other forms of electronic communication following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

Q:	When are the year 2008 stockholder proposals due?
A:

If a stockholder would like a proposal to be included in the Company's Proxy Statement for the 2008 Annual Meeting of Stockholders, (i) submit the proposal in writing and addressed to the Company's Secretary no later than December 31, 2007, and (ii) must satisfy the conditions established by the Securities and Exchange Commission and the Company's Certificate of Incorporation and Bylaws for stockholder proposals in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

After the December 31, 2007 deadline, a stockholder may submit a nomination for director or present a proposal suitable for stockholder action at the Company's 2008 Annual Meeting if it is submitted to the Company's Secretary at the address set forth below by April 21, 2008. If a proposal or nomination is timely submitted by such date, the stockholder may present the proposal or make the nomination at the 2008 Annual Meeting but the Company is not obligated to present the matter or nominee in its proxy statement.

Any such stockholder proposal or director nomination should be submitted in accordance with the Company's Certificate of Incorporation to Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire, 03051, Attention: Secretary of the Corporation.

Q:	What other information about the Company is available?
A:

Interested parties may submit a request to the Secretary of the Company at the address above for a copy of the Company's Annual Report on Form 10-K be sent to them by mail and copies of quarterly financial news releases be sent to them by fax or through the mail. This and other important information about the Company is also available on our web site at http://www.presstek.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director's earlier resignation or removal.

The Board currently consists of eight (8) directors. The Board has nominated and recommended to the stockholders that the eight (8) persons listed below be elected to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. The proxies granted by stockholders will be voted for the election, as directors of the Company, of such persons listed below, unless a proxy specifies that it is not to be voted in favor of a particular nominee. Proxies cannot be voted for a greater number of persons than the number of nominees listed below. In the event any of the nominees listed below are unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board. Each of the persons named below has indicated to the Board that he or she will be available to serve, and the Board knows of no reason why such nominee is unwilling or unable to serve.

Name of Nominee	Age	Position

Edward J. Marino	56	President and Chief Executive Officer, Director
John W. Dreyer	69	Chairman of the Board, Director
Daniel S. Ebenstein	64	Director
Dr. Lawrence Howard	54	Director
Michael D. Moffitt	67	Director
Brian F. Mullaney	47	Director
Steven N. Rappaport	58	Director
Donald C. Waite, III	65	Director

The information below sets forth for each nominee, such person's principal occupation during the past five years, and certain other information.

Edward J. Marino was appointed President and Chief Executive Officer of the Company in April 2002. He has been a director of the Company since November 1999. From January 2000 to April 2002, Mr. Marino was President and Chief Executive Officer of Lightning Source, Inc., an electronic publishing firm. From January 1997 to October 1999, he served as President of Danka Services International, an international provider of document management outsourcing services. From April 1990 to January 1997, he served as Vice President of U.S. Sales and Operations for the Professional Imaging division of Eastman Kodak Company.

John W. Dreyer has been Chairman of the Board of Directors since his election by the Board on June 7, 2006. Mr. Dreyer has been a director of the Company since February 1996. Until his election as Chairman, Mr. Dreyer served as the Company's Lead Director since March 2005. Mr. Dreyer was employed by Pitman Company (“Pitman”), one of the largest graphic arts and image suppliers in the United States, from 1965 until his retirement on December 31, 2000. Mr. Dreyer served as Pitman's President from 1977 to 1999, and also served as its Chief Executive Officer and Chairman of the Board from 1978 until his retirement. Mr. Dreyer was also a director of Applied Graphics Technologies Inc. (“AGT”), a publicly traded company until October 2003. Mr. Dreyer resigned from AGT's board of directors on October 10, 2003.

Daniel S. Ebenstein has been a director of the Company since November 1999. Since 1968, Mr. Ebenstein has been practicing intellectual property law at the New York law firm of Amster, Rothstein & Ebenstein and has been a partner of that firm since 1972.

Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987 and served as Vice Chairman of the Board from November 1992 to February 1996. He served as Chief Executive Officer and Treasurer of the Company from June 1988 to June 1993, as President of the Company from June 1988 to November 1992, and Vice President of the Company from October 1987 to June 1988. Since March 1997, Dr. Howard has been a general partner of Hudson Ventures, L.P. (formerly known as Hudson Partners, L.P.), a limited partnership that is the general partner of Hudson Venture Partners, L.P., a limited partnership that is qualified as a small business investment company (“HVP”). Since March 1997, Dr. Howard has also been a managing member of Hudson Management Associates LLC, a limited liability company that provides management services to HVP. Since November of 2000, Dr. Howard has been a General Partner of Hudson Venture Partners II, and a limited partner of Hudson Venture II, L.P.

Michael D. Moffitt has been a director of the Company since July 2000. From March 1989 to the present, Mr. Moffitt has been employed as a consultant and an investment adviser. From February 2000 to July 2001, Mr. Moffitt was employed as President and Chief Operating Officer of Solar Communications, Inc., a printing and direct marketing service firm. From August 1994 to January 1999, Mr. Moffitt was employed as President and Chief Executive Officer of Century Graphics, a retail insert printing company. From March 1987 to March 1989, Mr. Moffitt was employed as Director of Information Services at Arthur D. Little, Inc. Mr. Moffitt was employed by R.R. Donnelley & Sons Company for 22 years in a variety of management roles, including Senior Vice President, Electronic Graphics Group.

Brian F. Mullaney has been a director of the Company since October 2005. Mr. Mullaney is a founding director of The Smile Train, the world's largest non-profit cleft lip and palate surgery organization, and has been the president of the organization since June, 2005. In 1992, Mr. Mullaney founded Operation Smile, a non-profit organization that provides free surgery for indigent American children. In January of 1990, Mr. Mullaney founded Schell/Mullaney Advertising, a high-tech marketing agency where he served as Chief Executive Officer until it was sold to CKS, a publicly-held interactive advertising agency in July of 1996. From 1985 until 1989 Mr. Mullaney served as Senior Vice President, Creative Director at J. Walter Thompson, and from 1983 until 1985, and Mr. Mullaney was Vice President, Creative Director at Young & Rubicam.

Steven N. Rappaport has been a director of the Company since November 2003. Since July 2002, Mr. Rappaport has been a partner of RZ Capital, LLC, a private investment firm that also provides administrative services for a limited number of clients. From March 1995 to July 2002, Mr. Rappaport was Director, President and Principal of Loanet, Inc., an online real-time accounting service used by brokers and institutions to support domestic and international securities borrowing and lending activities. Loanet, Inc. was acquired by Sunguard Data Systems in May 2001. From March 1992 to December 1994, Mr. Rappaport was Executive Vice President of Metallurg, Inc. and President of Metallurg's subsidiary, Shieldalloy Corporation. He served as Director of Metallurg, Inc. from 1985 to 1998. From March 1987 to March 1992, Mr. Rappaport was Director, Executive Vice President and Secretary of Telerate, Inc., an electronic distributor of financial information. Telerate was acquired by Dow Jones over a number of years commencing in 1985 and culminating in January 1990, when it became a wholly owned subsidiary. Mr. Rappaport practiced corporate and tax law at the New York law firm of Hartman & Craven from August 1974 to March 1987. He became a partner in the firm in 1979. Mr. Rappaport is currently serving as an independent director and audit committee member with respect to a number of investment portfolios, of which Credit Suisse serves as the investment adviser under the Investment Companies Act of 1940.  Twenty one of the funds are open-end funds and Mr. Rappaport is the Chairman of these funds.  Seven of the funds are closed-end funds, whose shares are currently listed on the New York Stock Exchange.  Mr. Rappaport also serves as a director on a number of for-profit private businesses.

Donald C. Waite, III has been a director of the Company since July 2002. Since February 2002, Mr. Waite has been the Director of the Executives-in-Residence Program and an Adjunct Professor at Columbia Graduate School of Business. Mr. Waite was employed as an executive with McKinsey & Company, an international management consulting firm, from 1966 until his retirement in February 2002. He remains a member of the McKinsey Investment Committee. From June 1996 to February 2002, Mr. Waite was one of the three members of

McKinsey's Office of the Managing Director, and Chairman of McKinsey's Investment Committee and Compensation Committee. Mr. Waite is a Director Emeritus of McKinsey & Company and a member of the board of directors of Guardian Life Insurance Company of America.

The Board of Directors, in accordance with Nasdaq Marketplace Rule 4200(a)(15), has determined that, as of January 1, 2007, each of the following individuals nominated to be a Director would qualify as an “independent director” as such term is defined in the Rule: Messrs. Dreyer, Ebenstein, Moffitt, Mullaney, Rappaport and Waite and Dr. Howard, and that each of these individuals would meet the independence requirements applicable to those committees prescribed by Nasdaq. The Board of Directors has further determined that, if elected, Mr. Rappaport would be an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS.

COMPENSATION OF DIRECTORS

On April 7, 2005, the Board voted to revise the Board compensation arrangement for non-employee directors, effective for fiscal 2005 (the “2005 Arrangement”). Pursuant to the 2005 Arrangement, and effective July 1, 2005, each non-employee director of the Company, in his capacity as such and in addition to reimbursement of applicable expenses, received:

1.	A $22,500 annual retainer paid on the first day of July, or a pro-rata portion thereof for Directors appointed after July 1 of a given year;

2.
Compensation for attendance at meetings in the amount of: (i) $1,500 for each in-person meeting of the Board; (ii) $500 for each telephonic meeting of the Board; (iii) $1,000 for each meeting of the Compensation and Stock Plan Committee and Nominating and Corporate Governance Committee; (iv) $1,500 for each meeting of the Audit Committee; and (v) $500 for each meeting of other committees of the Board. The Chairman of the Audit Committee also received an annual retainer of $7,500, paid on the first day of July each year during his term. Compensation for meeting attendance was paid to non-employee directors on a quarterly basis;

3.
Upon joining the Board, each new non-employee director was granted an option to purchase 25,000 shares of the Company's Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date the option was granted. These options were to be fully exercisable on the first anniversary of the date of grant; and

4.
On the Company’s first business day of July, each non-employee director was granted an option to purchase 15,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock on that date. These options were to be fully exercisable on the first anniversary of the date of grant.

At a meeting of the Board held on December 12, 2005, the Board voted to vest all unvested options issued by the Company to all Directors, officers and employees, as of and effective December 31, 2005. Therefore, the 15,000 options granted to each non-employee director on July 1, 2005, which were scheduled to vest on July 1, 2006, as well as the 25,000 options granted to Mr. Mullaney upon his appointment to the Board, which were to vest on October 19, 2006, vested on December 31, 2005.

On June 7, 2006, the Board elected John W. Dreyer, who was then serving as Lead Director, to the position of Chairman of the Board. At that time, the Board set the compensation of the office of Chairman of the Board to be the same as Mr. Dreyer was receiving as Lead Director, which was a $50,000 annual fee for his term as Lead Director, in addition to continuing to receive all director compensation customarily paid by the Company to its non-employee directors.

On August 2, 2006, the Compensation Committee of the Board of Directors of the Company approved an increase in the compensation amount for the Chairman of the Board of Directors for the Company, a position currently held by Mr. John W. Dreyer.  Under the revised compensation plan, the annual compensation will be increased from $50,000 per year to $150,000 per year, and the change will be effective retroactive to June 7, 2006, the date of Mr. Dreyer’s election to the position of Chairman of the Board.  In addition, the Chairman of the Board may be eligible to receive additional annual bonuses as may be deemed appropriate by the Board of Directors. On January 2, 2007, in recognition of his contributions to the Company during 2006, the Compensation Committee of the Board of Directors of the Company granted 50,000 ten year non-qualified stock options to purchase the Company’s common stock to Mr. Dreyer. The options have an exercise price of $6.36 per share, which was the price of Common Stock at the close of the trading on December 30, 2006, as reported on the NASDAQ National Market. The Options will vest in full on the first anniversary of their grant. The Options were granted pursuant to the terms of Presstek’s 2003 Stock Option and Incentive Plan.  In addition, the Compensation Committee granted to Mr. Dreyer a lump sum payment of $175,000 (one hundred and seventy five thousand dollars) as a bonus for his contributions to the Company in 2006.

Including, and in addition to, the option grants described herein, directors of the Company are generally eligible to be granted stock options or stock-based awards under the 2003 Plan. The Board or the Compensation Committee has discretion to determine the number of shares subject to each award, the exercise price and other terms and conditions thereof.

The 2003 Plan provides for the grant of any or all of the following types of awards: (i) stock options; (ii) stock issuances; and (iii) other equity interests in the Company. Awards may be granted singly, in contribution, or in tandem, as determined by the Board or the Compensation Committee. In fiscal 2006, except as provided above, no such additional grants of options were made.

The following table sets forth the cash compensation earned and options to purchase Common Stock granted to all persons who served in the capacity as a non-employee director of the Company in fiscal 2006:

Director	Fees Earned or Paid in Cash ($)(a)		Options Awards ($) (b)	Total ($)
John W. Dreyer……………………………………………	313,846		35,214	349,060
Daniel S. Ebenstein……………………………………….	42,000		35,214	77,214
Dr. Lawrence Howard……………………………………..	58,000		35,214	93,214
Michael D. Moffitt…………………………………………	42,000		35,214	77,214
Brian F. Mullaney………………………………………….	35,500		35,214	70,714
Steven N. Rappaport……………………………………….	65,500	(c)	35,214	100,714
Donald C. Waite, III………………………………………..	64,500		35,214	99,714

(a)	This column reports the amount of cash compensation earned in 2006 for Board and Committee service.
(b)
The amount included in this column represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006 in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment (“SFAS No. 123R”) and thus includes amounts from awards granted in 2006. This estimated hypothetical value is based on a Black-Scholes option pricing model. The Company used the following assumptions in estimating this value: expected option life, 4.53 years; risk-free rate of return, 5.19%; expected volatility, 53.25; and expected dividends yield, 0.0%. As of December 30, 2006, the following director(s) had the following aggregate number(s) of stock options outstanding: Mr. Dreyer, 147,592, Mr. Ebenstein, 67,500, Dr. Howard, 65,000, Mr. Moffitt, 62,400, Mr. Mullaney, 40,000, Mr. Rappaport, 62,500, and Mr. Waite, 65,000. These options, issued pursuant to the Company’s 2003 Stock Option and Incentive Plan, had an estimated fair market value on the date of grant of $4.70 based on a Black-Scholes option pricing model.

(c)	In addition to this figure, Mr. Rappaport was paid a pro-rata portion of a prior year’s annual Board retainer fee in the amount of $7,500.

See also“Certain Relationships and Related Transactions”, on page 16.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

During the fiscal year ended December 30, 2006, the Board of Directors held eleven meetings. During the year, each of the Company's directors attended at least seventy-five percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all committees on which they served. Additionally, all of the directors attended the annual meeting of shareholders in 2006. Directors are encouraged to attend the annual meeting of shareholders but are not required to do so.

BOARD OF DIRECTORS AND COMMITTEE INDEPENDENCE

On June 14, 2006, the Board determined that each of the following directors was an “independent director” as such term is defined in Nasdaq Marketplace Rule 4200(a)(15): Messrs. Dreyer, Ebenstein, Moffitt, Mullaney, Rappaport and Waite and Dr. Howard. The Board of Directors also determined that each member of the three committees of the Board met the independence requirements applicable to those committees prescribed by Nasdaq. In reaching this determination, the Board surveyed the membership of the Board and determined that, other than the disclosed related person transactions concerning Mr. Ebenstein, there were no other relationships that might affect the independence of a member. The Board of Directors further determined that Mr. Rappaport is an “audit committee financial expert” as such term is defined by rules of the Securities and Exchange Commission.

COMMUNICATIONS WITH THE BOARD

The Company provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Company's Web site at http://www.presstek.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has a Nominating and Corporate Governance Committee of the Board, which is comprised of Mr. Waite as Chair and Messrs. Ebenstein and Moffitt. Prior to June 7, 2006, the Nominating and Corporate Governance Committee was comprised of Mr. Dreyer as Chair and Messrs. Waite and Ebenstein. The Nominating and Corporate Governance Committee held seven meetings during the fiscal year ended December 30, 2006. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company's Web site at http://www.presstek.com.

The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board and is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of diversity in numerous factors such as age, understanding of and achievements in manufacturing, technology, finance and marketing, international experience and culture. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. The Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also reviews the functions of the Company's senior executives and recommends any changes it believes are necessary.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by management. In fiscal year 2006, Presstek did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Corporate Governance Committee will consider candidates proposed by stockholders, and has from time to time received unsolicited candidate proposals from stockholders. The Committee evaluates candidates proposed by stockholders using the same criteria as used for other candidates. A stockholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration should submit the candidate's name and qualifications to the Company's Secretary, James F. Scafide, via e-mail at corporatecounsel@presstek.com, by fax to (603) 595-2602 or by mail to Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire 03051.
AUDIT COMMITTEE

The Company has an Audit Committee of the Board established in accordance with section 3(a)(58)(A) of the Securities Act of 1934, as amended. The Audit Committee, which oversees the audit and financial procedures of the Company, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, and handles any complaints related to internal accounting procedures. The Audit Committee is currently comprised of Mr. Rappaport as Chair, Dr. Howard and Mr. Waite, each of whom can read and understand fundamental financial statements and none of whom participated in the preparation of the Company's financial statements during the past three years. The composition of the Committee was the same for the previous year. The Audit Committee held fifteen meetings during the fiscal year ended December 30, 2006. The Audit Committee operates under a written charter adopted and annually assessed for adequacy by the Board, which is available on the Company's Web site at http://www.presstek.com and attached hereto as Appendix A. Specifically, the Audit Committee, among other things: (i) reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company's compliance with Section 404 of the Sarbanes-Oxley Act; (ii) selects and evaluates the performance of the Company's independent registered public accounting firm; (iii) reviews and discusses with management and the independent registered public accounting firm the results of the year-end audit of the Company; and (iv) reviews and discusses with management and the independent registered public accounting firm the accounting policies of the Company and the Company's compliance with U.S. generally accepted accounting principles, as well as certain legal and regulatory requirements.

REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEE

The Company has a Compensation and Stock Plan Committee of the Board (the “Compensation Committee”), which is currently comprised of Dr. Howard as Chair and Messrs. Rappaport and Mullaney. For the previous year, the Compensation Committee was comprised of Dr. Howard as Chair and Messrs. Ebenstein and Rappaport. The Compensation Committee held two formal meetings during the fiscal year ended December 30, 2006, and on other occasions during 2006 acted through unanimous consents in lieu of formal meetings. The Compensation Committee sets the compensation of the executive officers of the Company and makes recommendations to the Board regarding the compensation of the members of the Board. Generally, management is not involved in the setting of compensation for Named Executive Officers (see “Summary Compensation” table in page 14), except that the Chief Executive Officer may participate in the discussion related to compensation for all other Named Executive Officers.  In 2006, the Compensation Committee did not directly or indirectly engage an outside compensation consulting firm to assist the Committee in its review of the compensation for the executive officers and directors, however, it has done so in past years. The Compensation Committee's charter reflects these various responsibilities, and the Committee and the Board periodically review and revise the charter. The Compensation Committee is comprised entirely of non-employee directors. The Compensation Committee chairperson reports on Compensation Committee actions and recommendations at Board meetings. Each of the actions of the Compensation Committee taken in fiscal year 2006 was ratified by the Board. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. The Board has adopted a written charter for the Compensation Committee, which is available on the Company's Web site at http://www.presstek.com.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Dr. Howard, as Chair, and Members Messrs. Rappaport and Mullaney, each of whom was in 2006 deemed by the Board to be an independent director. During the fiscal year ended December 30, 2006, none of the executive officers of the Company served on the board of directors or the compensation committee of any other entity, any of which entity's officers has served on the Compensation and Stock Plan Committee or Board of the Company.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive officers serve at the discretion of the Board until their successors have been duly elected and qualified or until their earlier resignation or removal. The current executive officers and key employees of the Company are:

Name	Age	Position
Edward J. Marino*……………………………..	56	President, Chief Executive Officer, Director
Jeffrey A. Cook*………………….…………….	52	Senior Vice President, Chief Financial Officer, and Treasurer
Quentin C. Baum**……………….……………	52	Managing Director, Presstek Europe Limited+
Peter A. Bouchard**……….…………………..	43	Vice President International Business
Ronald T. Cardone***………………………….	51	Chief Information Officer
Todd H. Chambers***………………………….	45	Vice President, Chief Marketing Officer
Gerald N. Herman**……………………………	49	Vice President, Corporate Controller and Chief Accounting Officer
Geoffrey Loftus***…………………………….	41	Vice President, North American Service
Mark McElhinney***…………………………..	40	President, Lasertel, Inc.+
A. Emile Tabassi***……………………………	56	Vice President, North American Sales

*	Current executive officers of the Company.
**
Current officers of the Company or its major subsidiaries that the Company does not consider among its executive officers, but which could be deemed to qualify as such under SEC rules. Accordingly such officers are designated as executive officers only for the purposes of the Company's SEC filing.

***	Key employees that have not been designated as executive officers of the Company by the Board.
+	A subsidiary of the Company.

Information for Mr. Marino can be found under “Election of Directors.”

Jeffrey A. Cook was appointed Senior Vice President, Chief Financial Officer & Treasurer on February 28, 2007. In this role, he will oversee all of the Company’s financial and investor relations functions. Mr. Cook has 29 years of financial leadership experience working with multinational companies, including several key positions in the graphic arts industry. Prior to joining Presstek, Mr. Cook served as Chief Financial Officer and Chief Information Officer at Kodak Polychrome Graphics and spent 17 years in financial management roles at various General Electric businesses.

Quentin C. Baum is Managing Director for Presstek Europe Limited where he oversees the Company's European sales and service operations. Prior to joining Presstek, Mr. Baum was Managing Director of A.B. Dick UK Limited, a company acquired by Presstek in 2004. Mr. Baum joined A.B. Dick UK Ltd. as Sales and Marketing Director in 1994 and was promoted to General Manager and Managing Director. Prior to his employment with A.B. Dick UK Ltd., Mr. Baum worked for 17 years with AM International Limited, where he served as Marketing Manager, National Sales Manager, Director of Sales and Marketing, and finally General Manager.

Peter A. Bouchard has been the Vice President, International Business since June of 2005, where he coordinates the marketing activities of Presstek products. Mr. Bouchard also manages critical partner relationships with the Company's OEM partners, vendors and key customers. Until his appointment as Vice President International Business, Mr. Bouchard served as General Manager of Presstek's On-Press Business Unit from January 2003. Mr. Bouchard has been with the Company since 1997 and has held the positions of World-Wide Sales Manager and General Manager of Strategic Alliances. Prior to joining Presstek, Mr. Bouchard was employed as a product manager for thermal film products at Polaroid Graphics. Additionally, he spent two years in Germany managing the development and launch of a joint development project with Linotype-Hell.

Ronald T. Cardone joined the Company as Chief Information Officer in November 2005. Mr. Cardone is responsible for managing the day-to-day support of the Company's information technology, as well as establishing the strategic direction and implementation of the Company's internal business systems architecture. Prior to joining Presstek, Mr. Cardone served as Senior Vice President Information Services of The First Years, Inc. from 2001 to 2005. Mr. Cardone also served as Vice President Information Services for the Dorel Juvenile Group from 2000 until 2001, and served as Vice President, Information Services for Safety 1st, Inc., from 1995 to 2000, prior to its acquisition by the Dorel Juvenile Group.

Todd H. Chambers has served as Chief Marketing Officer since January of 2007. Prior to joining Presstek, he served as Chief Marketing Officer at Onyx Software, a worldwide leader in customer relationship management (CRM) solutions; as Vice President of Marketing at Authoria, a leader in HR enterprise software solutions; and as Vice President of Americas Marketing at Parametric Technology Corporation. He was also a Senior Partner at Ogilvy & Mather Advertising in Asia, and held global marketing and business development positions at Digital Equipment Corporation.

Gerald N. Herman was appointed Vice-President - Corporate Controller in April 2005. He serves as the Chief Accounting Officer of the Company and provides financial support to business operations through day-to-day management of the finance organization. Prior to joining Presstek, Mr. Herman served as Vice President - Finance at The First Years Inc., an international manufacturer and marketer of infant and toddler consumer products, and Vice-President at Best Petroleum Co., Inc., a New England-based energy and distribution company. Mr. Herman is a Certified Public Accountant and Canadian Chartered Accountant.

Geoffrey Loftus was appointed Vice President of North American Service in November of 2006.  Prior to his appointment, Mr. Loftus served as Press Business General Manager beginning in March of 2006.   Before joining Presstek, Mr. Loftus held key senior service and engineering positions at Heidelberg in the United States and Germany.  He most recently served as senior vice president for system service where he held executive responsibility for the service business at Heidelberg USA.  Mr. Loftus previously held the position of director of engineering, and in the early 1990s he worked on the research and development team for the original Quickmaster DI printing press as a principal mechanical engineer.

Mark McElhinney was appointed President of Lasertel, Inc., the Company's laser diode manufacturing facility in Tucson, Arizona in August 2004, where he oversees the manufacture of laser diodes and devices for the Company's digital imaging systems, as well as semiconductor laser products for Lasertel's external customers. In addition, he is responsible for the development and expansion of Lasertel's external customer base. Mr. McElhinney joined Lasertel in January 2003, as Vice President of Engineering. He has over 18 years experience in the laser industry. Prior to joining Lasertel, Mr. McElhinney was the Director of Engineering at ADC in Vadnais Heights, Minnesota where he oversaw the development and manufacturing of high-power laser products. Prior to that, McElhinney was a founder and technical director of Spectracom in White Bear Lake, Minnesota. Mr. McElhinney has also worked for Pirelli Cavi in Milan, Italy; Motorola in East Kilbride, Scotland; as well as IBM UK in Greenock, Scotland.

A. Emile Tabassi joined the Company as Vice President of North American Sales in April of 2005, where he oversees a continent-wide sales and support organization. Prior to joining Presstek, Mr. Tabassi was employed as the Strategic Account Manager, North America for Digital Publishing Solutions at Hewlett-Packard Company. Mr. Tabassi has over 28 years of senior sales and marketing experience in the graphic arts industry, consisting of three years with Hewlett-Packard Company, three years with Indigo, and 22 years at Agfa-Gevaert Group.
COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Stock Plan Committee of Presstek’s Board, or the “Committee” in this Compensation Discussion and Analysis, assists the Board in fulfilling its oversight responsibilities with respect to the compensation of the Company’s officers. The Committee monitors whether the compensation paid to the Company’s corporate officers is fair, reasonable and competitive and is substantially tied to performance. The Company’s officers are referred to as the “Named Executive Officers” here and elsewhere in this proxy statement.

Objectives and Overview

The objective of the Company’s compensation program is to recruit and retain talented leadership within the Company, while at the same time maximizing shareholder value by enhancing the performance of the Company. A named executive officer can earn significant cash compensation above base salary reflecting Company achievements consistent with its business plan.

Philosophy. The Compensation Committee uses a combination of short-term (salary and annual incentives) and long-term (stock-based) compensation for Named Executives to:

·	motivate executive officers to achieve our strategic objectives;
·	align the interests of executive officers with the interests of shareholders;
·	provide competitive total compensation;
·	attract and retain highly qualified key executive officers; and
·	reward individual and corporate performance.

During 2006, the Compensation Committee reviewed Presstek's executive compensation philosophy, with the goal of ensuring the appropriate mix of fixed and variable compensation linked to individual and corporate performance. In the course of this review, the Compensation Committee sought the advice of the Chief Executive Officer.

Components. Presstek's executive compensation program is comprised of three major components, with each playing a specific role in support of Presstek's executive compensation philosophy:

·	base salary;
·	bonus compensation;
·	equity compensation; and
·	fringe benefits.
The Company does not have any deferred compensation programs or retirement programs other than a supplemental executive retirement plan for Mr. Marino and our 401(k) and employee stock purchase plans that are generally available to all employees. Presstek offers all salaried employees the opportunity to enroll in its health and life insurance programs.

Each of these elements of executive compensation is addressed separately below.

Base Salary. Base salary is provided in order to retain executives consistent with the Company’s industry when we do not necessarily improve our financial performance from one year to the next. In 2006, we increased the level of salary paid to Mr. Moosa E. Moosa (former Executive Vice President and Chief Financial Officer) and Mr. Emile Tabassi Tabassi (Vice President, North American Sales) by $25,000. Increases to Messrs. Moosa’s and Tabassi’s base salaries were due primarily to recognition of new responsibilities. Base salaries paid to executive officers were fully deductible in 2006.

Bonus Compensation. There are no formula-based bonuses awarded by the Committee, but when awarding bonuses, the Company customarily takes into account specific corporate performance objectives, such as annual gross revenue or net revenue. The Committee maintains discretion in granting performance bonuses and in certain circumstances the Committee has awarded bonuses that are fixed to key events. For the 2006 bonus year, based on Presstek's results in achieving financial and strategic goals, the Company made discretionary cash bonus payments to Mr. Tabassi.

In addition to the bonuses reflected above, the compensation packages for Mr. Tabassi and Mr. Baum include a non-equity incentive plan. This program provides certain performance incentives keyed to sales objectives within their regions.

Equity Compensation: Equity compensation in the form of stock options and restricted stock under the 2003 Presstek Stock Incentive Plan focuses corporate officers’ efforts on actions that they believe are required for the Company’s long-term success as reflected in increases in shareholder value.

 All stock option grants made in 2006 were awarded at the fair market value of a share of the Company's stock at the time of the award and typically vest over a four-year period. The fair market value was determined based on the closing trading price of a share of stock on the day of the grant. Presstek executives do not participate in selecting the grant date and the Company does not time option grants with the release of material non-public information. Stock option awards to executive officers are promptly announced via the filing of a Form 4 with the Securities and Exchange Commission.

The table entitled“Grants of Plan-Based Awards” (on page 16) summarizes the stock options granted during 2006 to the individuals named in the Summary Compensation Table. Restricted stock grants typically vest over a four-year period. The restricted stock will generally provide a return to the executive only if he or she remains a Presstek employee until the restricted stock has vested, and can provide additional returns if the market value of the stock appreciates over the price at the grant date. There was no restricted stock granted during 2006 to the Named Executives.

The Company has not and does not time the grant of stock options or restricted shares around the disclosure of non-public information or back date stock options.

In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Currently, the Compensation Committee has structured its compensation policies without regard to the deduction limitations imposed by Section 162(m) of the Code.

Fringe Benefits

We provide corporate officers generally the same benefits as those provided to all other salaried employees, such as health and dental insurance, life insurance, short- and long-term disability, 401(k) plan with company match, and an employee stock purchase plan. In addition, we also provide our corporate officers with either a monthly car allowance, the amount of which depends upon its respective arrangements with the Company, or as in the case of Mr. Baum and as required by UK law, a company car purchased by Presstek.

As mentioned above, Mr. Marino also benefits under a supplemental executive retirement plan that provides for discretionary employer contributions. Presstek provides this benefit to Mr. Marino because it promotes continued long-term service to the Company. In 2006, we contributed $75,000 to Mr. Marino's deferred compensation plan. This contribution level is consistent with the amount Presstek has contributed to the supplemental executive retirement plan since the Plan’s inception in 2005. The total amount accumulated under Mr. Marino’s supplemental executive retirement plan is reported in the “Nonqualified Deferred Compensation” table, below.

The following table shows the 2006 account activity for Mr. Marino and includes his contributions, company contributions, earnings and the aggregate balance of his total deferral account as of December 30, 2006. The aggregate balance includes the total personal contributions made (and not withdrawn) by such executive and the contributions made by the Company.

NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contribution in 2006 ($)	Presstek Contribution in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawal of Distributions ($)	Aggregate Balance at end of FY 2006 ($)
Edward J. Marino President and Chief Executive Officer	25,000	75,000	21,563	--	226,669

The Compensation Committee reviews each executive's compensation annually to maintain alignment with Presstek's goals and philosophy.
Process for Setting Compensation

       The Committee considers market data when adjusting executive compensation levels. The Committee worked with the Company’s Human Resources Department to compile compensation data from proprietary and public surveys that tracked high technology and/or printing or graphic arts industry companies with similar annual revenues, which we refer to as the “Comparator Group”. This data was adjusted to reflect Presstek's size (based on annual revenue) relative to those companies included in the analysis. From this group, we developed a range of compensation of the components set out above. Below are the companies in the 2006 Comparator Group:

Schawk, Inc.	FSI International
GSI Lumonics	Reinhold Industries
Mattson Technology	Fargo Electronics
Applied Films Corp.	Delphax Technologies
Metrologic Instruments	Rimage Corp.
Baldwin Technology	Transact Technologies
3D Systems Corp.	Stratasys, Inc.

  The compensation program targets competitive compensation levels comprised of base salary, annual variable compensation and equity compensation.

        The Committee believes differentiation in pay based on performance for all types of compensation, including individual salary levels, annual variable compensation and longer-term variable compensation supports the goals of the Company's executive compensation program described above. A summary of each type of compensation is provided below.

Resources for Advice and Counsel on Executive Compensation

In its role in overseeing compensation policies and practices, the Committee consults with personnel serving human resources, finance, and legal functions within Presstek and also retains the services of outside compensation consultants, where and when appropriate, to better understand the competitive marketplace and to assess the appropriateness of the Company's compensation programs.
Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Presstek, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.
Dr. Lawrence Howard, Chairman Steven N. Rappaport Brian F. Mullaney

EXECUTIVE COMPENSATION FOR 2006

The following table sets forth certain information with respect to the annual and long-term compensation paid by the Company for 2006 to the Company's Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executives (collectively, the “Named Executives” or Named Executive Officers”).

SUMMARY COMPENSATION TABLE (1)
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Edward J. Marino President and Chief Executive Officer	2006	450,008	--	--	--	96,563	20,314	566,885
Moosa E. Moosa Executive Vice President and Chief Financial Officer (6)	2006	261,555	--	--	--	--	16,532	278,087
Quentin C. Baum Managing Director Presstek Europe (7)	2006	171,087	--	--	50,662	22,780	16,479	261,008
Peter A. Bouchard Vice President	2006	185,016	--	--	--	--	17,339	202,355
A. Emile Tabassi Vice President North American Sales	2006	181,873	21,875	2,337	46,875	--	12,993	265,953
(1)

Except as where otherwise specified, the compensation described in this table does not include medical or group life insurance or other benefits received by the Named Executives which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(2)
The dollar amounts in this column represent the compensation cost for the year ended December 30, 2006 of stock option awards granted in fiscal 2006. These amounts have been calculated in accordance with SFAS No. 123R ignoring the estimates of forfeiture and using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in footnote 16 to our audited financial statements for the fiscal year ended December 30, 2006 included in our Annual Report on Form 10-K.

(3)	This amount includes bonus compensation that was earned in connection with meeting certain Company objectives at the end of each fiscal year, but paid in the following year.
(4)
This amount includes deferred compensation contributed to, and $21,563 interest earned in, a Section 409(A) plan in fiscal year 2006 for Mr. Marino, and a retirement payment to Mr. Baum’s retirement plan, as required by the laws of the United Kingdom.

(5)
This amount includes: automobile allowances, a 401(k) retirement plan contribution match by the Company for the Named Executives, and life insurance policy premiums paid by the Company for the benefit of the Named Executives.

	ALL OTHER COMPENSATION
Name	Automobile Allowance ($)	Other ($)
Edward J. Marino	13,000	*
Moosa E. Moosa	13,000	*
Quentin C. Baum	16,479	*
Peter A. Bouchard	13,000	*
A. Emile Tabassi	9,231	*
*	Total value in the aggregate of less than $10,000

(6) Mr. Moosa departed the Company, effective February 28, 2007.
(7)
Mr. Baum was also paid a bonus of $44,847 in 2006 for his performance in 2005. Mr. Baum is paid in British pounds sterling and these numbers reflect a conversion based on the exchange rate of 1.9618 at December 30, 2006.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with Messrs. Marino, Moosa, Bouchard, Tabassi and Baum.

Each of these agreements provides for a term of employment of three years which automatically extends annually on each anniversary of the agreement for one additional year unless timely notice of non-renewal is given by one of the parties.  The agreements provide for compensation in the form of salary, discretionary bonuses of up to 30% of base salary for Mr. Marino, 40% of base salary for Messrs. Moosa, Bouchard and Baum, and 50% of base salary for Mr. Tabassi.  Each agreement provides for equity awards in the form of stock option grants periodically vesting as described above, as well as participation in Employee Benefit Plans, vacations, and fringe benefits.

The following table estimates the base salary severance payments to each Named Executive as though his employment were terminated on December 30, 2006 (the last day of 2006). The amounts under the column labeled “Termination by the Company without Cause or by the Named Executive with Good Reason on or after Change in Control” assume that a change in control occurred on December 30, 2006. We are required by the Securities and Exchange Commission to use these assumptions. With those assumptions taken as a given, the Company believes that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the executives’ employment was not terminated on December 30, 2006, and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price of our common stock, or if any assumption is not correct in fact.

SEVERANCE AND CHANGE IN CONTROL BENEFITS
Name	Termination by the Company without Cause or for “Good Reason”(a) ($)	Termination on or after a Change in Control either (i) by the Company without Cause or (ii) by the Named Executive with Good Reason ($)
Edward J. Marino (1)	675,000	1,170,000
Moosa E. Moosa (1)	275,000	690,000
Quentin C. Baum (1)	265,164	N/A
Peter A. Bouchard	185,000	N/A
A. Emile Tabassi (2)	200,000	21,034
(a)
The agreements with Messrs. Moosa, Baum, Bouchard and Tabassi provide for the payment of severance benefits in the event of termination by the company other than for cause equal to 18 months of base salary, in the case of Mr. Baum, and 12 months of base salary in the case of Messrs. Moosa, Bouchard and Tabassi. In Mr. Baum’s case, the 18-month period is defined as a “notice period”, which is customary in the UK and which amounts to $256,630, and in addition to this payment, he is also entitled to receive $8,534, which is the statutory amount derived by a government-mandated formula. The agreement with Mr. Marino provides for such payments for not less than 18 nor more than 24 months, in the event of termination other than for cause, and twelve months in the event of a voluntary non-renewal of the agreement by the Company. Messrs. Bouchard and Tabassi’s agreements each provide for a payment of 12 month base annual salary in the event of a termination by the employee for “Good Reason” which is defined as any reason so deemed by the Board in the exercise of its good faith judgment.

(1)
The agreements with Messrs. Marino and Moosa provide for lump sum payments to each employee in the event of a change in control which results in an involuntary termination of the employee, or, in the case of Messrs. Marino and Moosa, termination which gives rise to termination by the employee for “good reason”.  The lump sum payment under this provision is equal to three times the average annual base salary over the previous five year period in the case of both Messrs. Marino and Moosa. The Company neither paid nor accrued for such a payment in 2006.

(2)	Mr. Tabassi holds options to purchase 5,000 shares that would vest upon the occurrence of a change in control in accordance with the terms of the Company’s 2003 Stock Option and Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein LLP (“Amster”) and shares in the profits of that firm. During the fiscal year ended December 30, 2006, the Company paid legal fees and expenses to Amster for services related to representing the Company on various intellectual property matters. Expenses incurred for services from this law firm were $2,400,000; $600,000; and $200,000 in fiscal 2006, fiscal 2005 and fiscal 2004, respectively. Our practice has been to refer any proposed related person transaction to our Audit Committee or Governance Committee for consideration and approval. Our Code of Business Conduct and Ethics, which sets forth standards applicable to all directors and officers, prohibits activities by our directors, officers and employees which could result in a conflict of interest. Any waiver of this Code for a director or an officer may only be granted by the Board of Directors

PLAN-BASED AWARDS

The following table provides information with respect to each grant of an award made to a Named Executive Officer in the last completed fiscal year under any plan during the fiscal year:

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)		All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Edward J. Marino President and Chief Executive Officer	--	--		--	--	--	--
Moosa E. Moosa Executive Vice President and Chief Financial Officer	--	--		--	--	--	--
Quentin C. Baum Managing Director Presstek Europe	August 1, 2006 March 1, 2007	25,662 25,000	(2)	--	--	--	--
Peter A. Bouchard Vice President	--	--		--	--	--	--
A. Emile Tabassi Vice President North American Sales	September 27, 2006 May 11, 2006 March 1, 2007	-- 21,875 25,000	(2)	--	5,000 -- --	7.70 -- --	21,034 -- --
(1)	For purposes of this column, the “Estimated Future Payouts” amount is estimated as of the day the plan is established.
(2)	This Non-Equity Incentive Plan Awards were granted in relation to the recipient’s performance in 2006.

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of the fiscal year ended December 30, 2006. On December 13, 2005, the Board of Directors voted to vest all unvested options that had been issued to all directors, officers, and employees of the Company as of December 31, 2005. This action was taken to mitigate compensation that would have been required upon the effectiveness of the Financial Accounting Standards Board’s SFAS 123R beginning January 1, 2006. As a result of these actions, the Company mitigated approximately $1.3 million in pre-tax compensation expense in fiscal 2006 and $0.7 million thereafter related to these options.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Edward J. Marino President and Chief Executive Officer	7,500 2,500 500,000 50,000 50,000 50,000	-- -- -- -- --	5.97 8.79 5.23 8.39 8.39 9.04	November 7, 2011 January 2, 2007 April 3, 2012 February 2, 2015 February 3, 2015 December 30, 2015
Moosa E. Moosa Executive Vice President and Chief Financial Officer (1)	90,000 25,000 60,000 25,000 25,000 30,000	-- -- -- -- -- --	6.44 5.23 7.21 8.39 8.39 9.04	March 11, 2012 April 3, 2012 December 31, 2013 February 2, 2015 February 2, 2015 December 30, 2015
Quentin C. Baum Managing Director Presstek Europe	25,000	--	9.04	December 30, 2015
Peter A. Bouchard Vice President	10,000 2,700 25,000 25,000 15,000	-- -- -- -- --	13.75 6.30 9.91 9.91 9.04	April 6, 2008 February 25, 2012 November 30, 2015 November 30, 2015 December 30, 2015
A. Emile Tabassi Vice President North American Sales	35,000 --	-- 5,000	9.04 7.70	December 30, 2015 September 27, 2016

(1)	Mr. Moosa departed the Company on February 28, 2007. Termination of his options will be governed by the terms of his separation.

EQUITY COMPENSATION PLAN INFORMATION

   The following table provides information as of December 30, 2006, with respect to shares of the Company’s Common Stock authorized for issuance under the Company’s existing equity compensation plans, including the Company’s 1988 Stock Option Plan (the “1988 Plan”), 1991 Stock Option Plan (the “1991 Plan”), 1994 Stock Option Plan (the “1994 Plan”), 1997 Interim Stock Option Plan (the “1997 Plan”), 1998 Stock Option Plan (the “1998 Plan”), 2003 Stock Option and Incentive Plan of Presstek, Inc. (the “2003 Plan”), Non-Employee Director Stock Option Plan (the “Director Plan”) and 2002 Employee Stock Purchase Plan (the “ESPP”). Except for the 1997 Plan, each of the foregoing equity compensation plans has been approved by the stockholders of the Company.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights ($)		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities) reflected in column (a))
Plan Category

Equity compensation plans approved by security holders (1)………………………………………..	2,878,550	(3)	8.97	(3)	3,022,462	(4)
Equity compensation plans not approved by security holders (2)………………………………	77,800		10.44		--	(5)
Total……………………………………………...	2,956,350		9.01		3,022,462

(1)	Consists of the 1988 Plan, 1991 Plan, 1994 Plan, 1998 Plan, 2003 Plan, Director Plan and ESPP.

(2)
Consists of the 1997 Plan which expired on September 22, 2002. A copy of the 1997 Plan was filed as Exhibit 10.1 to the Company's quarterly report on Form 10-Q for the quarter ended September 27, 1997 filed with the Securities and Exchange Commission on November 7, 1997. A summary of the 1997 Plan is provided below.

(3)	Excludes purchase rights accruing under the ESPP.

(4)
Includes shares available for future issuance under the 1998 Plan and 2003 Plan. Does not include any shares under the 1988 Plan, the 1991 Plan, and the 1994 Plan as these plans expired on August 21, 1998, August 18, 2001, and April 8, 2004, respectively. Also includes shares available for future issuance under the ESPP. As of December 30, 2006, an aggregate of 769,020 shares of Common Stock were available for issuance pursuant to the ESPP. Under the ESPP, each eligible employee may purchase up to 750 shares of Common Stock each quarterly purchase period at a purchase price per share equal to 85% of the lower of the fair market value (as defined in the ESPP) of Common Stock on the first or last trading day of a purchase period. The first purchase date under the ESPP was December 21, 2002.

(5)	The Company's ability to make additional option grants under the 1997 Plan terminated on September 22, 2002.

Description of 1997 Interim Stock Option Plan

The 1997 Plan was adopted for the purpose of granting non-statutory options to any person that the Board believed had contributed, or who would contribute, to the success of the Company or its subsidiaries, including directors, officers, employees, independent agents, consultants and attorneys. A total of 250,000 shares of Common Stock were reserved for issuance under the 1997 Plan. The Company's ability to make additional option grants under the 1997 Plan terminated on September 22, 2002; however, the Plan continues to govern all options granted and outstanding under the 1997 Plan. The options granted and outstanding under the 1997 Plan are currently administered by the Compensation Committee.

Pursuant to the terms of the plan, the price per share relating to each option granted under the 1997 Plan was to be established at the time of grant by the Board (or a committee thereof appointed to administer the plan); provided that the exercise price was not to be less than 100% of the fair market value per share of Common Stock on the date of grant. The 1997 Plan allows that payment upon the exercise of options may be made by one or any combination of the following: (i) by cash, which may be paid by check or other instrument acceptable to the Company; (ii) by payment in share of Common Stock which are already owned by the optionee, valued at the fair market value thereof on the date of exercise; or (iii) by delivery to the Company by the optionee of an executed exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares sold or margined and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

The maximum number of shares with respect to which options could be granted to any officer or director under the 1997 Plan was not to exceed the lesser of: (i) 1% of the number of outstanding shares of Common Stock on the date of grant; (ii) 1% of the total voting power of the Company's outstanding voting securities on the date of grant; or (iii) 25,000 shares. The 1997 Plan provides for adjustment of any outstanding options to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

The vesting of options granted under the 1997 Plan was to be determined by the Board. The 1997 Plan also grants the Board discretion to make options immediately exercisable upon: (i) the first purchase of shares of Common Stock pursuant to a tender offer (other than an offer by the Company) for the Common Stock of the Company; (ii) the approval of the Company's stockholders of an agreement for a merger or consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets; (iii) with respect to an employee, his or her 65th birthday; or (iv) with respect to an employee, his or her involuntary termination from employment with the Company. Except as otherwise provided by the Board, options granted under the 1997 Plan may only be transferred by will or by the laws of descent and distribution. The 1997 Plan also provides that any option granted thereunder may include a provision to the effect that the optionee may, at any time at which the fair market value of the option is in excess of the exercise price, request that the Company purchase from the optionee all or any portion of the shares as shall be then exercisable under the option at a price equal to the difference between the exercise price of such shares and the fair market value thereof on the date of repurchase; provided, however, that the Company shall have no obligation to make any purchase pursuant to such a request.

If an employee ceases to be employed by the Company (other than for cause or by death or disability), no further installments of the options granted to such employee under the 1997 Plan shall become exercisable, and such options shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination. If an employee is terminated for cause or voluntarily leaves the employee of the Company without the Company's consent, options granted to such employee under the 1997 Plan shall automatically terminate and will no longer be exercisable. Upon termination of employment by reason of death, options granted to such employee under the 1997 Plan may be exercised, to the extent exercisable on the date of death, by a legatee or legatees of the employee under the employee's last will, or by the employee's personal representative or distributees, at any time within one year after the date of the employee's death. In the event employment is terminated by reason of disability, options granted to such employee under the 1997 Plan shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination. Notwithstanding any of the foregoing, no option granted under the 1997 Plan shall remain exercisable beyond the specified termination date of such option.

VOTING SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (unless otherwise indicated) by:  (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each of the Named Executives; (iii) our directors and nominees for director; and (iv) all current executive officers and directors as a group. Except as otherwise set forth below, the business address of each individual is that of the Company.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)(2)		Percentage of Shares Beneficially Owned(1)
Peter Kellogg and IAT Reinsurance Company Ltd………………………………………. c/o IAT Reinsurance Company Ltd. 48 Wall Street New York, NY 10005	7,407,178	(3)	20.8%
Directors
Dr. Lawrence Howard…………………………………………………………………….	1,334,828	(4)	3.7%
Edward J. Marino…………………………………………………………………………	685,181	(5)	1.9%
John W. Dreyer……………………………………………………………………………	165,000	(6)	*
Daniel S. Ebenstein……………………………………………………………………….	53,000	(7)	*
Michael D. Moffitt………………………………………………………………………..	39,840	(8)	*
Brian F. Mullaney…………………………………………………………………………	25,000	(9)	*
Steven N. Rappaport………………………………………………………………………	77,500	(10)	*
Donald C. Waite, III………………………………………………………………………	75,000	(11)	*
Executive Officers as of December 30, 2006
Moosa E. Moosa………………………………………………………………………….	309,492	(12)	*
Peter A. Bouchard………………………………………………………………………...	98,900	(13)	*
Quentin C. Baum………………………………………………………………………….	25,000	(14)	*
A. Emile Tabassi………………………………………………………………………….	35,000	(15)	*
All current executive officers and directors as a group (12 persons)…………………….	2,655,915	(16)	7.4%

   * Less than 1%.

(1)
Applicable percentage of ownership as of the Record Date is based upon 35,696,768 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”), and includes voting and investment power with respect to shares. Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date is referred to as “exercisable stock options.” Exercisable stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)
Except as otherwise set forth herein, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3)
As of March 20, 2007 based on a Form 4 filed by Mr. Kellogg with the Securities and Exchange Commission on March 22, 2007 and a Schedule 13D filed with the Securities and Exchange Commission on April 5, 2007 by Mr. Kellogg and IAT Reinsurance Company Ltd. (“IAT”). According to such Schedule 13D: (i) Mr. Kellogg is the sole owner of the voting stock of IAT and is a director, President and CEO of IAT; (ii) as of March 16, 2006, 7,034,678 shares were held by IAT (7,227,178 according to such Form 4, as to which shares Mr. Kellogg disclaims beneficial ownership) and its wholly-owned subsidiaries, 100,000 shares were held by a foundation controlled by Mr. Kellogg and his wife, and 80,000 shares of Common stock were held by companies controlled by Mr. Kellogg, and (iii) Mr. Kellogg had sole power to vote or direct the vote of, dispose of or direct the disposal of all but 100,000 of the shares reported in the Schedule 13D, as to which he had such shared voting and investment power.

As of March 20, 2007 based on a Form 4 filed with the Securities and Exchange Commission on March 22, 2007. Mr. Kellogg has sole power to vote or direct the vote of, dispose of or direct the disposal of 7,227,178 of such shares of which Mr. Kellogg disclaims beneficial ownership and has shared power to vote or direct the vote of, and to dispose of or direct the disposal of 180,000 of such shares.

(4)
As of May 15, 2006 and based on a Form 4 filed with the Securities and Exchange Commission on May 18, 2006. Dr. Howard is the beneficial owner of 934,005 shares of Common Stock, of which 50,000 represent shares subject to stock options, which are exercisable. Dr. Howard may be deemed to exert sole voting and investment power over such securities. Dr. Howard is also the owner of 23% of the Member Interests of a limited liability company that is the record owner of 110,503 shares of Common Stock. Dr. Howard's daughter owns the other 77% of the

Member Interests of the limited liability company. Dr. Howard and Dr. Howard's wife are the Managing Members of the limited liability company. Dr. Howard may be deemed to exert shared voting and investment power over all of the securities held by such limited liability company. Dr. Howard is also the owner of 20% of the Member Interests of another limited liability company that is the record owner of 182,195 shares of Common Stock. Dr. Howard's daughter and son own the other 80% of the Member Interests of the limited liability company. Dr. Howard and Dr. Howard's wife are the Managing Members of the limited liability company. Dr. Howard may be deemed to exert shared voting and investment power over all of the securities held by such limited liability company.

5
Dr. Howard's wife is the record owner of 35,000 shares of Common Stock. Dr. Howard's wife is also the record owner, as custodian for Dr. Howard's minor children, of 13,500 shares of Common Stock. Dr. Howard's daughter is the record owner of 9,625 shares. Dr. Howard may be deemed to exert shared voting and investment power over such securities.

(5)	Includes options to purchase 657,500 shares of Common Stock issuable pursuant to exercisable stock options.
(6)	Includes options to purchase 130,092 shares of Common Stock issuable pursuant to exercisable stock options.
(7)
Includes options to purchase 50,000 shares of Common Stock issuable pursuant to exercisable stock options. Also includes 3,000 shares held of record by Mr. Ebenstein's child with respect to which Mr. Ebenstein disclaims any beneficial interest.

(8)	Includes options to purchase 32,500 shares of Common Stock issuable pursuant to exercisable stock options.
(9)	Includes options to purchase 25,000 shares of Common Stock issuable pursuant to exercisable stock options.
(10)	Includes options to purchase 47,500 shares of Common Stock issuable pursuant to exercisable stock options.
(11)	Includes options to purchase 50,000 shares Common Stock issuable to pursuant to exercisable stock options.
(12)	Includes options to purchase 255,000 shares of Common Stock issuable pursuant to exercisable stock options.
(13)	Includes options to purchase 77,700 shares of Common Stock issuable pursuant to exercisable stock options.
(14)	Includes options to purchase 25,000 shares of Common Stock issuable pursuant to exercisable stock options.
(15)	Includes options to purchase 35,000 shares of Common Stock issuable pursuant to exercisable stock options.
(16)	Includes options to purchase 1,221,958 shares Common Stock issuable to pursuant to exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities Exchange Commission. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file. Based solely on its review of the copies of such filings received by it and based upon written representations from the Reporting Persons, the Company believes that during the fiscal year ended December 30, 2006, all Reporting Persons timely filed all Section 16(a) reports required to be filed by them, except that one Form 4 covering the option exercise and sale transactions on May 10, 2006 was filed late on behalf of former Senior Vice President Michael McCarthy.
AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Mr. Rappaport as Chair, Dr. Howard and Mr. Waite. None of the members of the Audit Committee is an officer or employee of the Company, and each is an “independent director” of the Company (as defined in Rule 4200(a) (15) of the listing standards of The Nasdaq Stock Market, Inc. as currently in effect). The Audit Committee operates under a written charter adopted by the Board and reviewed by the Board for adequacy each year, a copy of which is attached hereto as Appendix A. Specifically, the Audit Committee, among other things: (i) reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls of the Company; (ii) selects and evaluates the performance of the Company's independent registered public accounting firm; (iii) reviews and discusses with management and the independent registered public accounting firm the results of the year-end audit of the Company; and (iv) reviews and discusses with management and the independent registered public accounting firm the accounting policies of the Company and the Company's compliance with U.S. generally accepted accounting principles and certain legal and regulatory requirements.

Submitted by the:

Audit Committee (for fiscal 2006)
Steven N. Rappaport, Chair
Dr. Lawrence Howard
Donald C. Waite, III

The Audit Committee has reviewed the audited consolidated balance sheets of the Company as of December 30, 2006, December 31, 2005 and January 1, 2005, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years ended December 30, 2006, December 31, 2005, and January 1, 2005, and the related notes thereto, and has discussed them with both management and KPMG LLP (“KPMG”), the Company’s independent registered public accountants for fiscal year 2006, and BDO Seidman, LLP, the Company's independent registered public accounting firm for fiscal years 2004 and 2005. The Audit Committee has also discussed with KPMG and BDO Seidman, LLP (“BDO”) the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from KPMG and BDO required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and has discussed with KPMG and BDO each firm's respective independence.

Based on its review of the audited consolidated financial statements and the aforementioned discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2006 for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of the Company's independent registered public accounting firm and management. In giving our recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

On June 19, 2006, the Company’s Board of Directors, through its Audit Committee, dismissed BDO as the Company’s independent registered public accounting firm.

The audit reports of BDO on the consolidated financial statements of the Registrant as of and for the fiscal years ended December 31, 2005 and January 1, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2005 and January 1, 2005, and during the subsequent interim period prior to engaging KPMG, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the financial statements of the Company for such fiscal years.

None of the reportable events described in Item 304(a)(1)(v) of SEC Regulation S-K occurred within the Company’s fiscal years ended December 31, 2005 and January 1, 2005 or the subsequent interim period prior to the Company engaging KPMG.

On June 22, 2006, the Company’s Board of Directors, through its Audit Committee, engaged KPMG as the Company’s new independent registered public accounting firm. During the Company’s fiscal years ended December 31, 2005 and January 1, 2005, and during the subsequent interim period through the engagement of KPMG, the Company did not consult with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was either the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K; or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP was selected to audit and report upon the financial statements of the Company for the fiscal year ended December 30, 2006. KPMG LLP has served as the Company’s independent registered public accountants since June 22, 2006. Prior to that time, BDO Seidman, LLP served as the Company’s independent registered public accounting firm. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. The ratification of this selection is not required under the laws of the State of Delaware, the Company's state of incorporation, or the Company's Bylaws, but the results of this non-binding vote will be considered by the Board in selecting an independent registered public accounting firm.

Set forth below are the fees billed to the Company by KPMG LLP for the fiscal periods indicated.

Audit Fees. The aggregate billed for professional services rendered by KPMG LLP for audit fees for the fiscal year ended December 30, 2006 was $885,000.

Audit-Related Fees. There were no fees billed to the Company for audit-related services rendered by KPMG LLP for the fiscal year ended December 30, 2006.

Tax Fees. The aggregate billed to the Company for tax-related services rendered by KPMG LLP for the fiscal year ended December 30, 2006 was $12,000.

All Other Fees. There were no other fees billed to the Company by KPMG LLP, other than those discussed above, for the fiscal years ended December 30, 2006.

The Audit Committee of the Board of Directors has determined that KPMG LLP has maintained their independence, since no fees were billed for the provision of any services related to All Other Fees during the applicable audit period.

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

OTHER MATTERS

The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be properly brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

The Company's Annual Report to Stockholders, containing audited consolidated financial statements for the fiscal year ended December 30, 2006, is being mailed contemporaneously with this proxy statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Copies of the Company's Annual Report on Form 10-K will be provided, without charge, upon written request to Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire, 03051, Attention: James F. Scafide.
INCORPORATION BY REFERENCE

To the extent that this Proxy Statement or portions thereof has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Compensation Committee Report,” “Audit Committee Report” and “Stock Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Appendix A

CHARTER FOR THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF

PRESSTEK, INC.

Statement of Policy

      The Audit Committee is the key overseer of the Company’s financial reporting and internal controls. It serves as the primary interface with the Company’s external auditors. The key to successful performance of its functions is independence from Company management combined with a thorough understanding of the Company’s business and material financial reporting issues.

      The principal function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the Company’s stockholders and the investment community relating to corporate accounting the reporting practices of the Company and the quality and integrity of the Company’s financial reports. The Committee shall provide support for management’s efforts to enhance the quality of the Company’s system of internal controls and shall work to provide an open avenue of communication among the Company’s independent auditors, management and the Board of Directors.

Composition, Qualification and Term

      The Committee shall be comprised of three or more independent directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, may interfere with the exercise of independent judgment as a Committee member. No director shall serve as a member of the Committee if the director would not constitute an “independent director” as defined in any regulation applicable to the Company adopted by a regulatory agency governing the securities exchange or other medium where the Company’s securities are traded. Employees of the Company or its subsidiaries, members or their immediate families, persons who receive more than $60,000 in remuneration from the Company during any fiscal year, other than fees for serving on the Board of Directors or any committee of the Board, may not serve as members of the Audit Committee.

      The Committee members shall be appointed for one-year terms at the annual meeting of the Board of Directors or until their successors have been duly appointed and qualified. The chairperson shall be designated by the Board of Directors.

      Each Committee member shall be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements or become able to do so within a reasonable period of time after his or her initial appointment to the Committee. In addition, at least one member shall have prior employment experience in finance or accounting, professional certification in accounting or other comparable experience or background which results in the member’s financial sophistication and ability to deal with material financial reporting issues as they arise. Such experience may include, without limitation, the member having been a chief executive officer, chief financial officer or other senior officer of an organization who had financial oversight responsibilities.

Audit Committee Meetings

      The Committee shall meet at least five times per year or more frequently as circumstances require. Meetings shall occur at the following times among others: Prior to commencement of the annual audit and prior to completion of the annual audit. In addition, the Committee will meet or participate in a quarterly conference call to discuss interim financial information and reporting. The Committee shall meet pursuant to a written agenda, shall report to the full Board of Directors and shall prepare minutes of its proceedings.

      The Company’s independent auditors shall attend one or more of the Committee’s meetings each year. The Committee may request members of management or others to attend meetings and provide pertinent information as necessary. The Committee shall provide management and the independent auditors with appropriate opportunities to meet privately with the Committee. After any meeting where members of the

Company’s management have attended, there shall also be an executive session of the Committee held without management present. Included among the items to be discussed and addressed are the independent auditors’ evaluation of the Company’s financial and accounting personnel and the cooperation that the independent auditors received during and in connection with the audit of the Company’s financial statements, as well as the auditors’ judgments with regard to the quality of the Company’s accounting principles, including the clarity of the Company’s financial statement disclosures.

      The independent auditors are accountable to the Board of Directors and the Committee as representatives of the stockholders. The Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent auditors.

Direct Access to Advisors and Internal Information

      At all times, the Committee shall have direct access to the Company’s financial and legal advisors, including the Company’s outside counsel and independent auditors. In fulfilling its functions, the Committee shall have the right to hire counsel, public accountants, and other advisors, although such retention would normally occur only when special circumstances arise. The Committee shall likewise have direct and unrestricted access to all relevant internal Company information.

Duties and Responsibilities

      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and the stockholders that the corporate accounting and reporting practices of the Company comply with all applicable accounting rules and regulations. The following list of Committee responsibilities is illustrative only. The Committee shall discharge responsibilities in addition to those enumerated below as it deems prudent in light of the state of the Company’s financial reporting and other affairs.

      The duties and responsibilities of the Committee shall include the following:

      1. Obtain from the Company’s independent auditors a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1 and any other applicable professional independence standards, actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, including any non-audit services provided to the Company by the auditors, and take or recommend that the Board of Directors take appropriate action to oversee the independence of the auditors.

      2. Evaluate the performance of the independent auditors and make recommendations to the Board of Directors as to the selection of the firm of independent auditors to examine the books and accounts of the Company and its subsidiaries for each fiscal year (or the nomination of the firm of independent auditors to be proposed for stockholder approval in any proxy statement).

      3. Meet with the independent auditors and with management to discuss the proposed arrangement for the independent auditors for each fiscal year, including their risk assessment process in establishing the scope of the examination, their proposed fees and the reports to be rendered.

      4. Review and discuss with the independent auditors and with management the results of the year end audit of the Company, including (a) the audit report, including particularly any qualifications thereto, the published financial statements, the management representation letter, any auditor response letter or memorandum prepared by and submitted to the Company or the Committee by the independent auditors, management’s responses thereto and any other pertinent reports; (b) whether the external auditors have had any disagreement with management regarding financial reporting, including whether the external auditors have had the full cooperation of management in connection with the audit; and (c) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors.

      5. Review and discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the Company and elicit and report to the Board of Directors recommendations for improvement of the Company’s internal control procedures. Particular attention should be paid to areas where new or more detailed controls or procedures are desirable, or where adherence to existing procedures should be improved.

      6. Review and discuss with management and the independent auditors the results of reviews of the financial information to be included in the quarterly reports of the Company and any required communications prior to their filing with the Securities and Exchange Commission.

      7. Review with management and the independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the Securities and Exchange Commission or other regulators.

      8. Investigate any matter brought to the attention of the Committee and retain independent counsel, accountants or others to assist it in connection therewith if in the Committee’s judgment such action is appropriate, and communicate with Company legal counsel when appropriate to review legal and regulatory matters, if any, that may have a material impact on the financial statements.

9. Make at least an annual self-assessment of the Committee, including a review of the charter and updating it as appropriate.

      10. Provide a report to be included in the Company’s proxy statement to help inform stockholders of the Committee’s oversight with respect to financial reporting, and containing such information as may be required by applicable law or regulation.

11. Undertake such additional activities within the scope of its primary function as may be required by law or regulation.

Scope of Duties

      The Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Committee is not an audit which is only performed by the independent auditors. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

Effective Date

      This Charter shall become effective upon adoption by the Company’s Audit Committee of the Board of Directors and ratification by the Company’s Board of Directors provided, however, that the provisions in this Charter governing the composition and qualifications of the members of the Audit Committee shall first become effective on January 1, 2001.